For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER 2023 EARNINGS RESULTS

ABILENE, Texas, January 25, 2024 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $45.98 million for the fourth quarter of 2023 compared to earnings of $58.67 million for the same quarter a year ago. Basic and diluted earnings per share were $0.32 for the fourth quarter of 2023 compared with $0.41 for the same quarter a year ago.

“2023 was a very challenging year for the banking industry due to the Federal Reserve’s highest and most rapid increase in interest rates in our country’s history. Despite the decline in our year-over-year net income in 2023, I am proud of the many accomplishments we achieved during the year and we continued to outperform our peer group of banks,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc. “We are pleased that we ended 2023 having maintained our total deposit levels when compared to 2022 year-end balances primarily resulting from the addition of over 12,500 net new accounts. Additionally, we grew loans organically $706.92 million, or 10.97 percent, during the year while maintaining our conservative credit standards. In addition, we took advantage of opportunities to restructure our balance sheet by selling $411.13 million in securities with lower yields and redeployed those dollars into our higher earning loan portfolio. The cash flows provided from the sales of securities combined with the monthly maturities in our bond and loan portfolios are providing us with the needed liquidity to grow loans which will also benefit our interest income as we go forward. Entering 2024, I believe we are well positioned for success in the economic environment. We appreciate the continued support of our customers, shareholders and associates.” Mr. Dueser added.

As further described below, the results this quarter when compared to the same quarter a year ago included (i) a $6.53 million decrease in net interest income, (ii) a $964 thousand decrease in mortgage revenues, (iii) a $6.34 million loss on sale of securities, (iv) a $2.08 million increase in FDIC insurance premiums, which includes a $1.75 million special assessment, and (v) a $1.51 million increase in incentive and profit sharing expenses.

Net earnings for the year ended December 31, 2023, totaled $198.98 million compared to $234.48 million for the year ended December 31, 2022. Basic and diluted earnings per share were $1.39 for the year ended December 31, 2023, compared with basic and diluted earnings per share of $1.64 for the year ended December 31, 2022. Included in earnings for the year ended December 31, 2023, when compared to the year ended December 31, 2022, were (i) a decrease of $17.61 million in net interest income, (ii) a decrease in debit card revenues of $8.56 million, (iii) a decrease in mortgage revenues of $7.15 million, (iv) a $9.26 million decline in gains on sales of securities, and (v) an increase of $4.04 million in FDIC insurance premiums, which includes a $1.75 million special assessment. Offsetting these reductions to earnings were (i) a decline of $6.80 million in the provision for credit losses and (ii) a decline of $5.30 million in incentive and profit sharing expenses.

Net interest income for the fourth quarter of 2023 was $97.51 million compared to $94.15 million for the third quarter of 2023 and $104.04 million for the fourth quarter of 2022. The net interest margin, on a taxable equivalent basis, was 3.33 percent for the fourth quarter of 2023, compared to 3.22 percent for the third quarter of 2023, and 3.47 percent for the fourth quarter of 2022. Average interest-earning assets were $11.93 billion for the fourth quarter of 2023 compared to $12.32 billion for the same quarter a year ago.

The Company did not record a provision for credit losses for the fourth quarter of 2023 compared to a provision for credit losses of $4.08 million for the fourth quarter of 2022. At December31, 2023, the allowance for credit losses totaled $88.73 million, or 1.24 percent of loans held-for-investment (“loans” hereafter), compared to $75.83 million at December 31, 2022, or 1.18 percent of loans. Additionally, the reserve for unfunded commitments totaled $7.90 million at December 31, 2023, compared to $12.32 million at December 31, 2022.

For the fourth quarter of 2023, net charge-offs totaled $980 thousand compared to net charge-offs of $905 thousand for the fourth quarter of 2022, or 6 basis points of loans in both periods. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.49 percent at December 31, 2023, compared with 0.38 percent at December 31, 2022. Classified loans totaled $176.21 million at December 31, 2023, compared to $150.70 million at December 31, 2022.

Noninterest income for the fourth quarter of 2023 was $21.98 million compared to $28.52 million for the fourth quarter of 2022, primarily as a result of the following:

•
Available-for-sale securities totaling $90.72 million with an average book yield of 1.89 percent were sold in the fourth quarter of 2023 resulting in a loss on sales of securities of $6.21 million compared to a gain on sales of securities of $131 thousand in the fourth quarter of 2022. The proceeds from the sales of these securities are being used to fund organic loan growth that is yielding approximately 8 percent, resulting in an anticipated earn back period of less than 18 months.
•
Mortgage income declined to $1.94 million for the fourth quarter of 2023 compared to $2.90 million for the fourth quarter of 2022 due to lower overall origination volume.
•
Debit card fees decreased by $875 thousand for the fourth quarter of 2023 compared to the same quarter a year ago. The decrease was mostly due to the recognition of $1.11 million of volume incentive income in the fourth quarter of 2022 compared to $375 thousand in the fourth quarter of 2023.
•
Trust fees increased to $10.68 million for the fourth quarter of 2023 compared to $10.12 million for the fourth quarter of 2022, driven by the increase in fair value of trust assets managed to $9.78 billion at December 31, 2023, compared to $8.75 billion at December 31, 2022.
•
Service charges on deposits increased to $6.52 million for the fourth quarter of 2023 compared with $6.40 million for the fourth quarter of 2022, driven by the continued growth in net new accounts.

Noninterest expense for the fourth quarter of 2023 totaled $63.47 million compared to $57.78 million for the fourth quarter of 2022, as a result of the following:

•
Salary, commissions and employee benefit costs totaled $35.75 million for the fourth quarter of 2023, compared to $32.96 million in the fourth quarter of 2022 reflecting some bonuses and profit sharing expenses paid to several of our Bank regions that met their performance criteria, annual merit-based and market driven pay increases and increased medical expenses.
•
FDIC insurance premiums increased to $3.11 million in the fourth quarter of 2023 compared with $1.02 million in the fourth quarter of 2022 due to the recognition of $1.75 million related to the special assessment in the fourth quarter of 2023.

The Company’s efficiency ratio was 47.26 percent for the year ended December 31, 2023, compared to 42.80 percent for the year ended December 31, 2022.

As of December 31, 2023, consolidated assets for the Company totaled $13.11 billion compared to $12.97 billion at December 31, 2022. Loans totaled $7.15 billion at December 31, 2023, compared with loans of $6.44 billion at December 31, 2022. During the fourth quarter of 2023, loans grew $154.10 million, or 8.81 percent annualized, when compared to September 30, 2023 balances. Deposits totaled $11.14 billion at December 31, 2023, compared to $11.01 billion at December 31, 2022.

Shareholders’ equity was $1.50 billion as of December 31, 2023, compared to $1.27 billion at December 31, 2022, primarily as a result of changes in Other Comprehensive Income (“OCI”) due to interest rate changes over the past year. The unrealized loss on the available-for-sale investment securities portfolio, net of applicable tax, totaled $403.30 million at December 31, 2023, compared to an unrealized loss of $535.23 million at December 31, 2022.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its wholly-owned subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Franklin, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Lumberton, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust and Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2023				2022
ASSETS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Cash and due from banks	$281,354	$208,277	$255,018	$224,875	$293,286
Interest-bearing demand deposits in banks	255,237	180,008	23,839	221,336	37,392
Investment securities	4,732,762	4,652,537	5,066,262	5,298,557	5,474,359
Loans, held-for-investment, excluding PPP Loans	7,148,682	6,994,574	6,777,429	6,576,060	6,441,699
PPP loans	109	122	141	155	169
Total loans, held-for-investment	7,148,791	6,994,696	6,777,570	6,576,215	6,441,868
Allowance for credit losses	(88,734)	(89,714)	(86,541)	(80,818)	(75,834)
Net loans, held-for-investment	7,060,057	6,904,982	6,691,029	6,495,397	6,366,034
Loans, held-for-sale	14,253	12,229	19,220	11,996	11,965
Premises and equipment, net	151,788	152,936	152,876	153,718	152,973
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	1,141	1,369	1,597	1,825	2,053
Other assets	295,521	351,599	302,115	286,801	322,523
Total assets	$13,105,594	$12,777,418	$12,825,437	$13,007,986	$12,974,066

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,435,586	$3,477,553	$3,578,483	$3,890,991	$4,061,788
Interest-bearing deposits	7,702,714	7,238,970	7,229,077	7,045,427	6,943,719
Total deposits	11,138,300	10,716,523	10,807,560	10,936,418	11,005,507
Repurchase Agreements	381,928	621,791	559,479	608,299	618,829
Borrowings	22,153	129,753	28,177	24,628	23,678
Trade date payable	-	2,500	-	-	-
Other liabilities	64,313	66,741	62,988	65,788	60,315
Shareholders' equity	1,498,900	1,240,110	1,367,233	1,372,853	1,265,737
Total liabilities and shareholders' equity	$13,105,594	$12,777,418	$12,825,437	$13,007,986	$12,974,066

	Quarter Ended
	2023				2022
INCOME STATEMENTS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	$142,207	$135,351	$129,005	$121,508	$121,137
Interest expense	44,699	41,202	33,139	25,222	17,100
Net interest income	97,508	94,149	95,866	96,286	104,037
Provision for credit losses	-	2,276	5,573	2,781	4,075
Net interest income after provision for credit losses	97,508	91,873	90,293	93,505	99,962
Noninterest income	21,979	28,070	29,947	28,007	28,524
Noninterest expense	63,474	59,539	57,613	57,256	57,778
Net income before income taxes	56,013	60,404	62,627	64,256	70,708
Income tax expense	10,031	10,848	11,754	11,688	12,040
Net income	$45,982	$49,556	$50,873	$52,568	$58,668

PER COMMON SHARE DATA
Net income - basic	$0.32	$0.35	$0.36	$0.37	$0.41
Net income - diluted	0.32	0.35	0.36	0.37	0.41
Cash dividends declared	0.18	0.18	0.18	0.17	0.17
Book value	10.50	8.69	9.58	9.62	8.87
Tangible book value	8.30	6.48	7.37	7.41	6.66
Market value	30.30	25.12	28.49	31.90	34.40
Shares outstanding - end of period	142,716,939	142,677,069	142,741,196	142,703,531	142,657,871
Average outstanding shares - basic	142,680,263	142,707,260	142,700,805	142,665,646	142,619,632
Average outstanding shares - diluted	143,069,900	143,149,373	143,087,555	143,066,011	143,071,538

PERFORMANCE RATIOS
Return on average assets	1.42%	1.53%	1.58%	1.65%	1.76%
Return on average equity	14.26	14.51	14.89	16.32	19.87
Return on average tangible equity	18.92	18.90	19.33	21.51	27.20
Net interest margin (tax equivalent)*	3.33	3.22	3.29	3.34	3.47
Efficiency ratio*	51.97	47.62	44.74	44.93	42.39
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Year Ended
	Dec. 31,
INCOME STATEMENTS	2023	2022
Interest income	$528,070	$432,854
Interest expense	144,261	31,440
Net interest income	383,809	401,414
Provision for credit losses	10,631	17,427
Net interest income after provisions for credit losses	373,178	383,987
Noninterest income	108,003	131,665
Noninterest expense	237,882	234,778
Net income before income taxes	243,299	280,874
Income tax expense	44,322	46,399
Net income	$198,977	$234,475

PER COMMON SHARE DATA
Net income - basic	$1.39	$1.64
Net income - diluted	1.39	1.64
Cash dividends declared	0.71	0.66
Book value	10.50	8.87
Tangible book value	8.30	6.66
Market value	$30.30	$34.40
Shares outstanding - end of period	142,716,939	142,657,871
Average outstanding shares - basic	142,688,585	142,596,252
Average outstanding shares - diluted	142,938,977	143,207,899

PERFORMANCE RATIOS
Return on average assets	1.55%	1.76%
Return on average equity	14.99	16.72
Return on average tangible equity	19.65	21.59
Net interest margin (tax equivalent)*	3.29	3.34
Efficiency ratio*	47.26	42.80
*Calculation has been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023				2022
ALLOWANCE FOR LOAN LOSSES	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Balance at beginning of period	$89,714	$86,541	$80,818	$75,834	$74,108
Loans charged-off	(1,213)	(1,080)	(1,118)	(288)	(1,225)
Loan recoveries	233	432	319	565	320
Net recoveries (charge-offs)	(980)	(648)	(799)	277	(905)
Provision for loan losses	-	3,821	6,522	4,707	2,631
Balance at end of period	$88,734	$89,714	$86,541	$80,818	$75,834

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$7,903	$9,448	$10,397	$12,323	$10,879
Provision for unfunded commitments	-	(1,545)	(949)	(1,926)	1,444
Balance at end of period	$7,903	$7,903	$9,448	$10,397	$12,323

Allowance for loan losses /
period-end loans held-for-investment	1.24%	1.28%	1.28%	1.23%	1.18%
Allowance for loan losses /
nonperforming loans	256.36	229.44	296.13	334.06	311.75
Net charge-offs (recoveries) / average total loans
(annualized)	0.06	0.04	0.05	(0.02)	0.06

	Quarter Ended
	2023				2022
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Commercial:
C&I	$1,164,702	$1,108,118	$1,021,722	$954,531	$917,148
PPP	109	122	141	155	169
Municipal	214,850	218,358	215,977	221,379	221,090
Total Commercial	1,379,661	1,326,598	1,237,840	1,176,065	1,138,407
Agricultural	84,890	81,876	82,032	77,017	76,947
Real Estate:
Construction & Development	963,158	929,570	915,221	921,190	959,426
Farm	344,954	341,052	335,644	307,706	306,322
Non-Owner Occupied CRE	827,969	828,900	811,347	737,117	732,089
Owner Occupied CRE	1,037,281	1,002,913	1,011,511	1,043,018	954,400
Residential	1,834,593	1,788,913	1,698,679	1,628,841	1,575,758
Total Real Estate	5,007,955	4,891,348	4,772,402	4,637,872	4,527,995
Consumer:
Auto	521,859	540,382	534,603	537,410	550,635
Non-Auto	154,426	154,492	150,693	147,851	147,884
Total Consumer	676,285	694,874	685,296	685,261	698,519

Total loans held-for-investment	$7,148,791	$6,994,696	$6,777,570	$6,576,215	$6,441,868

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$40,834	$60,939	$66,960	$65,141	$49,382
Substandard	135,379	118,166	108,179	91,915	101,316
Doubtful	-	-	-	-	-
Total classified loans	$176,213	$179,105	$175,139	$157,056	$150,698

NONPERFORMING ASSETS
Nonaccrual loans	$33,609	$38,812	$28,672	$24,171	$24,325
Accruing loans 90 days past due	1,004	289	552	22	-
Total nonperforming loans	34,613	39,101	29,224	24,193	24,325
Foreclosed assets	483	597	25	196	-
Total nonperforming assets	$35,096	$39,698	$29,249	$24,389	$24,325

As a % of loans held-for-investment and foreclosed assets	0.49%	0.57%	0.43%	0.37%	0.38%
As a % of end of period total assets	0.27	0.31	0.23	0.19	0.19

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023				2022
CAPITAL RATIOS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Common equity Tier 1 capital ratio	18.50%	18.35%	18.48%	18.68%	18.22%
Tier 1 capital ratio	18.50	18.35	18.48	18.68	18.22
Total capital ratio	19.62	19.49	19.62	19.79	19.29
Tier 1 leverage ratio	12.06	12.00	11.81	11.53	10.96
Tangible common equity ratio	9.26	7.42	8.41	8.33	7.51
Equity/Assets ratio	11.44	9.71	10.66	10.55	9.76

	Quarter Ended
	2023				2022
NONINTEREST INCOME	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Trust fees	$10,678	$10,050	$9,883	$9,845	$10,122
Service charges on deposits	6,523	6,509	6,310	6,036	6,397
Debit card fees	5,024	5,041	6,720	4,936	5,899
Credit card fees	631	694	711	609	632
Gain on sale and fees on mortgage loans	1,940	3,442	3,534	2,974	2,904
Net gain (loss) on sale of available-for-sale securities	(6,205)	(972)	46	12	131
Net gain (loss) on sale of foreclosed assets	23	(10)	(1)	34	-
Net gain (loss) on sale of assets	(101)	696	-	930	(2)
Interest on loan recoveries	536	698	475	346	244
Other noninterest income	2,930	1,922	2,269	2,285	2,197
Total noninterest income	$21,979	$28,070	$29,947	$28,007	$28,524

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$34,560	$32,755	$31,796	$31,431	$32,391
Profit sharing expense	1,193	180	(30)	30	565
Net occupancy expense	3,348	3,565	3,423	3,430	3,350
Equipment expense	2,020	2,200	2,198	2,127	2,053
FDIC insurance premiums	3,105	1,573	1,417	1,654	1,021
Debit card expense	3,229	3,284	3,221	3,199	3,054
Legal, tax and professional fees	3,125	3,007	2,847	2,687	2,814
Audit fees	587	551	563	540	451
Printing, stationery and supplies	492	512	740	710	473
Amortization of intangible assets	228	228	228	228	299
Advertising, meals and public relations	1,146	1,622	1,789	1,475	1,646
Operational and other losses	1,096	959	856	931	982
Software amortization and expense	3,017	2,441	2,519	2,311	2,420
Other noninterest expense	6,328	6,662	6,046	6,503	6,259
Total noninterest expense	$63,474	$59,539	$57,613	$57,256	$57,778

TAX EQUIVALENT YIELD ADJUSTMENT *	$2,649	$2,823	$2,950	$3,131	$3,751
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Year Ended
	Dec. 31,
NONINTEREST INCOME	2023	2022
Trust fees	$40,456	$39,995
Service charges on deposits	25,378	24,540
Debit card fees	21,721	30,280
Credit card fees	2,645	2,585
Gain on sale and fees on mortgage loans	11,890	19,035
Net gain (loss) on sale of available-for-sale securities	(7,119)	2,144
Net gain on sale of foreclosed assets	46	1,451
Net gain on sale of assets	1,525	520
Interest on loan recoveries	2,055	2,840
Other noninterest income	9,406	8,275
Total noninterest income	$108,003	$131,665

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$130,542	$129,900
Profit sharing expense	1,373	4,233
Net occupancy expense	13,766	13,307
Equipment expense	8,545	9,052
FDIC insurance premiums	7,749	3,711
Debit card expense	12,933	12,231
Legal, tax and professional fees	11,666	10,888
Audit fees	2,241	1,803
Printing, stationery and supplies	2,454	2,114
Amortization of intangible assets	912	1,245
Advertising, meals and public relations	6,032	6,385
Operational and other losses	3,842	3,229
Software amortization and expense	10,288	9,963
Other noninterest expense	25,539	26,717
Total noninterest expense	$237,882	$234,778

TAX EQUIVALENT YIELD ADJUSTMENT *	$11,552	$15,423
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Dec. 31, 2023			Sept. 30, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,768	$25	5.72%	$2,383	$35	5.79%
Interest-bearing demand deposits in nonaffiliated banks	145,839	1,961	5.33	55,231	757	5.44
Taxable securities	3,317,114	19,686	2.37	3,429,290	19,425	2.27
Tax-exempt securities	1,410,148	10,188	2.89	1,578,660	11,085	2.81
Loans	7,052,463	112,996	6.36	6,894,064	106,872	6.15
Total interest-earning assets	11,927,332	$144,856	4.82%	11,959,628	$138,174	4.58%
Noninterest-earning assets	886,811			850,855
Total assets	$12,814,143			$12,810,483
Interest-bearing liabilities:
Deposits	$7,371,260	$39,225	2.11%	$7,259,252	$36,165	1.98%
Repurchase Agreements	558,592	4,627	3.29	567,064	4,518	3.16
Borrowings	78,066	847	4.30	54,124	519	3.80
Total interest-bearing liabilities	8,007,918	$44,699	2.21%	7,880,440	$41,202	2.07%
Noninterest-bearing deposits	3,461,544			3,509,809
Other noninterest-bearing liabilities	65,524			65,094
Shareholders' equity	1,279,157			1,355,140
Total liabilities and shareholders' equity	$12,814,143			$12,810,483

Net interest income and margin (tax equivalent)		$100,157	3.33%		$96,972	3.22%

	Three Months Ended			Three Months Ended
	June 30, 2023			Mar. 31, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,242	$30	5.45%	$2,507	$32	5.12%
Interest-bearing demand deposits in nonaffiliated banks	119,168	1,553	5.23	143,542	1,618	4.57
Taxable securities	3,589,381	20,032	2.23	3,672,257	20,782	2.26
Tax-exempt securities	1,653,418	11,799	2.85	1,750,533	12,743	2.91
Loans	6,683,276	98,541	5.91	6,500,332	89,464	5.58
Total interest-earning assets	12,047,485	$131,955	4.39%	12,069,171	$124,639	4.19%
Noninterest-earning assets	842,284			863,342
Total assets	$12,889,769			$12,932,513
Interest-bearing liabilities:
Deposits	$7,037,677	$27,629	1.57%	$7,080,518	$21,812	1.25%
Repurchase Agreements	570,071	3,949	2.78	577,314	3,045	2.14
Borrowings	145,000	1,561	4.32	47,823	365	3.10
Total interest-bearing liabilities	7,752,748	$33,139	1.71%	7,705,655	$25,222	1.33%
Noninterest-bearing deposits	3,704,143			3,860,472
Other noninterest-bearing liabilities	62,227			60,028
Shareholders' equity	1,370,651			1,306,358
Total liabilities and shareholders' equity	$12,889,769			$12,932,513

Net interest income and margin (tax equivalent)*		$98,816	3.29%		$99,417	3.34%

	Three Months Ended
	Dec. 31, 2022
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,165	$36	4.57%
Interest-bearing demand deposits in nonaffiliated banks	160,200	1,579	3.91
Taxable securities	3,761,206	21,152	2.25
Tax-exempt securities	2,001,185	15,740	3.15
Loans	6,391,703	86,381	5.36
Total interest-earning assets	12,317,459	$124,888	4.02%
Noninterest-earning assets	891,972
Total assets	$13,209,431
Interest-bearing liabilities:
Deposits	$6,871,315	$13,123	0.76%
Repurchase Agreements	639,371	1,216	0.75
Borrowings	287,879	2,761	3.81
Total interest-bearing liabilities	7,798,565	$17,100	0.87%
Noninterest-bearing deposits	4,179,494
Other noninterest-bearing liabilities	60,085
Shareholders' equity	1,171,287
Total liabilities and shareholders' equity	$13,209,431

Net interest income and margin (tax equivalent)*		$107,788	3.47%

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Year Ended			Year Ended
	Dec. 31, 2023			Dec. 31, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,223	$122	5.50%	$2,196	$63	2.85%
Interest-bearing deposits in nonaffiliated banks	115,785	5,890	5.09	217,525	3,633	1.67
Taxable securities	3,500,839	79,925	2.28	4,032,228	78,924	1.96
Tax exempt securities	1,597,204	45,815	2.87	2,286,578	68,143	2.98
Loans	6,784,352	407,870	6.01	5,923,594	297,515	5.02
Total interest-earning assets	12,000,403	$539,622	4.50%	12,462,121	$448,278	3.60%
Noninterest-earning assets	860,859			824,550
Total assets	$12,861,262			$13,286,671
Interest-bearing liabilities:
Deposits	$7,188,171	$124,830	1.74%	$6,955,783	$26,246	0.38%
Repurchase Agreements	568,205	16,139	2.84	674,226	2,062	0.31
Borrowings	81,262	3,292	4.05	127,865	3,133	2.45
Total interest-bearing liabilities	7,837,638	$144,261	1.84%	7,757,874	$31,441	0.41%
Noninterest-bearing deposits	3,632,559			4,063,740
Other noninterest-bearing liabilities	63,238			62,953
Shareholders' equity	1,327,827			1,402,104
Total liabilities and shareholders' equity	$12,861,262			$13,286,671

Net interest income and margin (tax equivalent)*		$395,361	3.29%		$416,837	3.34%
*Calculations have been adjusted to remove effect of TEFRA disallowance